AGREEMENT

       WHEREAS, The TCW Group, Inc. ("TCWG"), Trust Company of the West ("TCW"), TCW Asset Management Company ("TAMCO"), TCW Special Credits ("Special Credits"), TCW Special Credits Fund III ( "Special Credits Limited
Partnership") and TCW Special Credits Trust ("Special Credits Trust") individually or collectively, may be deemed to be a beneficial owner within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for purposes of Section 13(d) of the Exchange Act of the Common Stock, $0.01 par value per share, of Koger Equity, Inc., a Florida corporation; and

       WHEREAS, TCWG, TCW, TAMCO, Special Credits, Special Credits Limited Partnership and Special Credits Trust each desires to satisfy any filing obligation each may have under Section 13(d) of the Exchange Act by filing a single Schedule 13D pursuant to such Section with respect to each class of securities.

       NOW THEREFORE, TCWG, TCW, TAMCO, Special Credits, Special Credits Limited Partnership and Special Credits Trust agree to file a Schedule 13D under the Exchange Act relating to the Common Stock of Koger Equity, Inc. and agree further to file any such amendments thereto as may become necessary unless and until such time as one of the parties shall give written notice to the other parties of this Agreement that it wishes to file a separate Schedule 13D relating to the Common Stock of Koger Equity, Inc. provided that each person on whose behalf the Schedule 13D or any amendment is filed is responsible for the timely filing of such Schedule 13D and any amendments thereto necessitated by the actions or intentions of such person and for the completeness and accuracy of the information pertaining to it and its actions and intentions.

       The Agreement may be executed in two or more counterparts, each of which shall constitute but one instrument.

Dated as of 28TH day of December, 1995.

THE TCW GROUP, INC.

/s/ David K. Sandie
_______________________________________
David K. Sandie
Chief Financial Officer and Managing Director

TRUST COMPANY OF THE WEST

/s/ Kenneth Liang
_______________________________________
Kenneth Liang, Authorized Signatory


TCW ASSET MANAGEMENT COMPANY

/s/ Kenneth Liang
_______________________________________
Kenneth Liang, Authorized Signatory

TCW SPECIAL CREDITS

/s/ Kenneth Liang
________________________________________
Kenneth Liang, Authorized Signatory of
TCW Asset Management Company,
the Managing General Partner of
TCW Special Credits


TCW SPECIAL CREDITS FUND III

/s/ Kenneth Liang
_________________________________________
Kenneth Liang, Authorized Signatory of
TCW Asset Management Company,
the Managing General Partner of
TCW Special Credits, the General
Partner of TCW Special Credits Fund III


TCW SPECIAL CREDITS TRUST

/s/ Kenneth Liang
_________________________________________
Kenneth Liang, Authorized Signatory of
Trust Company of the West, the trustee of
TCW Special Credits Trust